                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT

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                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported):    June 2, 1997






                                 CLARCOR Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



    DELAWARE                             1-11024               36-0922490
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(State or other jurisdiction of     (Commission File        (I.R.S. Employer
incorporation or organization)          Number)             Identification No.)




2323 Sixth Street, P.O. Box 7007, Rockford, Illinois                  61125
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 (Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code                815-962-8867
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                                  No Change
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  (Former name, former address and former fiscal year, if changed since last report.)



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ITEM 5. OTHER EVENTS.
Quarterly Income Statement Data:
--------------------------------

On February 28, 1997, CLARCOR Inc. (the "Company") completed its acquisition of United Air Specialists, Inc. (UAS), a manufacturer of air quality equipment based in Cincinnati, Ohio. The Company issued 1,081,741 shares of its common stock in exchange for all the shares of UAS stock. Additional shares of its common stock (approximately 127,590 shares) will be issued upon exercise of UAS options. The transaction has been structured as a statutory merger accounted for as a pooling of interests. As a result of the acquisition, UAS became a subsidiary of the Company.

Under the requirements of the pooling of interests accounting treatment, the consolidated financial statements of the Company and its subsidiaries have been restated (except for cash dividends declared per share, which represent the historical dividends declared by the Company) to include the results of UAS' operations as part of the Company's Industrial/Environmental Filtration segment. UAS' fiscal year-end has been changed to the Saturday closest to November 30, and, as a result, the Company's restated consolidated financial statements for fiscal 1996 include UAS for identical periods. The Company has reclassified certain costs incurred by UAS in the prior periods to conform with the presentation of such data by the Company.

The attached Exhibit A presents certain unaudited, restated quarterly income statement data for the year ended November 30, 1996, and the segment data for 1996, along with comparative data for the first quarter of 1997. No intercompany transactions existed between the two companies during the periods presented. Intersegment sales were not material.

In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations have been made. Exhibit A does not include all disclosures required by generally accepted accounting principles. The financial data presented are not necessarily indicative of future results of the combined companies.

EXHIBIT A.
                                 CLARCOR Inc.
                       QUARTERLY INCOME STATEMENT DATA
               AS RESTATED FOR THE YEAR ENDED NOVEMBER 30, 1996
             AND AS REPORTED FOR THE QUARTER ENDED MARCH 1, 1997

                                                        1996                               1997
                             --------------------------------------------------------     -------
                              FIRST      SECOND      THIRD       FOURTH                    FIRST
                             QUARTER     QUARTER    QUARTER      QUARTER      FISCAL      QUARTER
                              ENDED       ENDED      ENDED        ENDED        YEAR        ENDED
                             MARCH 2      JUNE 1   AUGUST 31   NOVEMBER 30     TOTAL      MARCH 1
                             --------------------------------------------------------     -------
Net sales                    $81,014     $91,540   $99,134     $100,694      $372,382     $86,958
Gross profit                  23,101      27,387    28,544       29,753       108,785      24,508
Operating profit (includes
   merger related expenses
   in first quarter 1997)      6,934      10,762    11,587       13,313        42,596       4,370
Net earnings                   3,752       6,277     6,943        8,973        25,945       3,017
Net earnings per common
   share                     $  0.24     $  0.39   $  0.44     $   0.56      $   1.63     $  0.19


NET SALES BY SEGMENT:
 Engine/Mobile Filtration    $43,332     $50,750   $49,213     $ 51,928      $195,223     $46,353
 Industrial/Environmental
   Filtration                 23,832      25,234    27,444       26,878       103,388      26,201
 Consumer Products            13,850      15,556    22,477       21,888        73,771      14,404
                             --------------------------------------------------------     -------
                             $81,014     $91,540   $99,134     $100,694      $372,382     $86,958
                             --------------------------------------------------------     -------

OPERATING PROFIT BY
SEGMENT:
 Engine/Mobile Filtration    $ 6,281     $ 8,075   $ 7,767     $  9,046      $ 31,169     $ 5,639
 Industrial/Environmental
   Filtration                   (126)      1,375     1,338        1,459         4,046         857
 Consumer Products               779       1,312     2,482        2,808         7,381         846
                             --------------------------------------------------------     -------
                             $ 6,934     $10,762   $11,587     $ 13,313      $ 42,596     $ 7,342
 Merger related
   expenses                        -           -         -            -             -      (2,972)
                             --------------------------------------------------------     -------
                             $ 6,934     $10,762   $11,587     $ 13,313      $ 42,596     $ 4,370
                             --------------------------------------------------------     -------

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                                  SIGNATURE
                                  ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                CLARCOR Inc.
                                (Registrant)


     June 2, 1997                  By            /s/ Bruce A. Klein
_____________________                 _________________________________________
        (Date)                         Bruce A. Klein, Vice President - Finance
                                              and Chief Financial Officer